SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8K

       Current Report Pursuant to Section 13 or 15(d) of
              The Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported): December 30,
                              2002


                        JOHNSON & JOHNSON

     (Exact name of registrant as specified in its charter)


    New Jersey                     1-3215              22-1024240

(State or other             Commission         (I.R.S. Employer
jurisdiction                File Number)       Identification
No.)
of incorporation)



 One Johnson & Johnson Plaza, New Brunswick, New Jersey   08933

           (Address of principal executive offices)    (zip code)


Registrant's telephone number including area code: (732) 524-0400















Item 5.   Other Events.

Johnson & Johnson has funded the Company's U.S. pension plan for $750 million through contributions of cash during the month of December 2002. With this funding, the value of the U.S. pension plan assets is greater than the projected Accumulated Benefit Obligation (ABO). The ABO is an accounting estimate of the present value of future pension payments earned to date by our existing employees and retirees.

With this contribution, the U.S. pension plan is fully funded  as
defined   by   U.S.  generally  accepted  accounting  principles,
Financial Accounting Standard No. 87, "Employers' Accounting  for
Pensions."

The Company was not required to fund the U.S. pension plan at this time based on ERISA Standards. The Company's objective in funding its domestic pension plans is to provide funds sufficient to provide for all accrued benefits.

Johnson & Johnson's international subsidiaries have pension plans under which funds are deposited with trustees, annuities are purchased under group contracts or reserves are provided.
International pension plans are and will be funded where appropriate. In certain countries, the funding of pension plans is not a common practice as funding provides no economic benefit and is not required.

Johnson  & Johnson generated $8.9 billion of operating cash  flow
in  2001  and   $21.7  billion over the past  three  years.   The
pension funding will not affect earnings estimates or have an effect on the Company's debt ratings.

Item 7. Financial Statements, Pro Forma Financial Information and
Exhibits.

(c)  Exhibits

Exhibit No.       Description of Exhibit

NONE



                            SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   JOHNSON & JOHNSON




Date: December 30, 2002       By: /s/ Stephen J. Cosgrove
                              Stephen J. Cosgrove
                              Chief Accounting Officer